EXHIBIT 10.13

TIB FINANCIAL CORP.
RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT, dated _____________, 2005, is between TIB Financial Corp., a Florida corporation (the “Company”), and _________________________ (the “Holder”).

1. Recitals. The Holder is being awarded _______ shares of the $.10 par value common stock of TIB Financial Corp. (the “Restricted Shares” or “Shares”) pursuant to the TIB Financial Corp. 2004 Equity Incentive Plan (“Plan”). All terms which are defined in the Plan, as the same may be amended from time to time, shall have the same meanings in this Agreement as are specified in the Plan, unless otherwise specifically defined herein.

2. Restrictions. The Holder shall not sell, assign, transfer by gift or otherwise, pledge, encumber, hypothecate, or otherwise dispose of, by operation of law or otherwise, any of the Restricted Shares unless and to the extent the Restricted Shares have become Vested Shares as provided below.

3. Vesting; Lapse of Restrictions.

(a) General. Except as otherwise provided in this Agreement, the Restricted Shares shall vest and the restrictions shall lapse on the date set forth in Exhibit A to this Agreement (the “Vesting Date”), provided that the Holder shall not have ceased Continuous Service before the Vesting Date. Restricted Shares that have become vested and as to which the restrictions have lapsed shall be referred to as “Vested Shares”; Restricted Shares that have not become vested and as to which the restrictions have not lapsed shall be referred to as “Unvested Shares.” Subject to Section 5 of this Agreement, the Holder will have all the rights of a shareholder with respect to the Restricted Shares, including, but not limited to, the right to receive all dividends paid on the Restricted Shares and the right to vote the Restricted Shares.

(b) Vesting on Certain Events. All Unvested Shares shall immediately vest and be considered Vested Shares upon a Change of Control or the death of the Holder.

(c) Transfer Upon Lapse of Restrictions. The Holder may sell, assign, transfer by gift or otherwise, hypothecate, or otherwise dispose of, by operation of law or otherwise, any of the Vested Shares at the Holder’s discretion, except that the Holder agrees that he shall not make any sale or transfer of the Vested Shares that would conflict with or violate any of the provisions of the Securities Act of 1933 or any applicable state securities laws.

4. Termination of Services. Subject to Section 3(b), if the Holder ceases Continuous Services for any reason before the Unvested Shares have vested, the Holder’s rights with respect to the Unvested Shares will terminate and be returned to the Company. The Holder shall execute such documents and take such other actions as may be necessary in order to transfer full legal title with respect to such Unvested Shares to the Company.

5. Delivery of Unvested Shares. If the Holder or the Holder’s representative is required to transfer certain of the Shares to the Company pursuant to Section 4, the Shares shall promptly be tendered to the Company by the delivery of certificates for such Shares, duly endorsed in blank by the Holder or the Holder’s representative or with stock powers attached thereto duly endorsed, at the Company’s principal offices, all in form suitable for the transfer of such Shares to the Company. The Company shall not pay any dividend to the Holder on account of such Shares or permit the Holder to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.

6. Effect of Prohibited Transfer. The Company may refuse for any purpose to recognize any transferee who receives Shares contrary to the provisions of this Agreement as a stockholder of the Company and may retain and/or recover all dividends on such Restricted Shares that were paid or payable subsequent to the date on which the prohibited transfer was made or attempted. In addition to any other legal or equitable remedies it may have, the Company may enforce its rights to specific performance to the extent permitted by law and may exercise such other equitable remedies then available to it.

7. Enforcement of Restrictions

(a) Legend. All certificates representing Restricted Shares shall have affixed thereto the following legend:

“The shares of stock represented by this Certificate are subject to all of the terms of a Restricted Stock Repurchase Agreement between TIB Financial Corp. and the registered owner of this Certificate (the “Agreement”). Copies of the Agreement and the Plan are on file at the office of the Company. The Agreement, among other things, limits the right of the holder to transfer the shares represented hereby and provides in certain circumstances that all or a portion of the shares must be returned to the Company.”

(b) Custody of Certificates. The Company may, in its sole discretion, require the Holder to keep the certificate representing the Restricted Shares, duly endorsed, in the custody of the Company while the Shares are subject to the restrictions contained in Section 2. The Company may, in its sole discretion, require that the certificate representing the Shares, duly endorsed, be held in the custody of a third party while the Shares are subject to the restrictions contained in Section 2.

(c) Lapse of Restrictions. At the expiration of the restrictions imposed by this Agreement, the Company will redeliver to the Holder the certificate or certificates and stock powers, deposited with the Company pursuant to this Agreement and the Shares represented by the certificate or certificates will be free of all restrictions.

8. Adjustments for Stock Splits, Stock Dividends, etc. In the event of any change in the outstanding Stock hereafter by reason of any reorganization, recapitalization, stock split, stock dividend, a combination or exchange of shares, merger, consolidation or any change in the corporate structure affecting the Stock, the Shares shall be proportionately and appropriately adjusted by the Board pursuant to the provisions of the Plan. Any such additional Shares shall be subject to the restrictions and other provisions of this Agreement in the same manner and to the same extent as the Restricted Stock. All certificates representing such additional Shares of capital stock shall have affixed thereto the restrictive legends contained in Sections 7 and 9 hereof. If the Company shall at any time distribute with respect to the Stock assets or securities of persons other than the Company (other than distributions of cash or Stock), if the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company or of any other corporation, or if there is any other change in the number or kind of outstanding Stock or any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Company shall in its discretion determine that the event equitably requires an adjustment in the number or kind of Shares subject to this Agreement or the taking of any other action by the Company, including without limitation the setting aside of any property for delivery upon the full vesting of the Shares subject to this Agreement, then such adjustments shall be made or other action taken by the Company and shall be effective for all purposes of this Agreement.

9. Investment Representations. If requested by the Company, the Holder shall provide the Company with a written representation to the effect that the Shares are being acquired solely for investment and not with a view to, or for sale in connection with, any distribution of the Shares in any manner that would violate federal or state securities laws. The Holder acknowledges that all certificates representing Shares may have affixed thereto a restrictive legend to evidence the requirement for compliance with the Securities Act of 1933 and any applicable state securities laws. If the Shares granted pursuant to this Agreement are not issued in a registered transaction, the following additional legend shall be printed on all certificates representing such Shares:

The Shares represented by this Certificate are “restricted securities” as defined in Rule 144 under the Securities Act of 1933 and may not be sold or transferred except in transactions which comply with Rule 144 or, in the opinion of counsel acceptable to TIB Financial Corp., are exempt therefrom.

10. General.

(a)  Continuous Service. Nothing in this Agreement shall confer upon Holder the right to continue in the Continuous Service of the Company or its subsidiaries.

(b) Other Compensation Plans. The adoption of the Plan and the execution of this Agreement shall not affect any other stock option or incentive or other compensation plans in effect for the Company or its subsidiaries, nor shall the Plan or this Agreement preclude the Company or the Bank from establishing any other forms of incentive or other compensation for directors, officers, or employees of the Company and/or its Subsidiaries.

(c) Agreement Binding on Successors. This Agreement shall be binding upon the successors and assigns of the Company and the Holder.

(d) Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

(e) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

(f) Headings. Headings of Articles and Sections hereof are inserted for convenience and reference only; they constitute no part of this Agreement.

(g) Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h) Notices. Unless otherwise specified herein, notices required or permitted to be given hereunder shall be in writing and shall be mailed by registered or certified mail, return receipt requested, to the principal office of the Company, Attention: Corporate Secretary (if notice is to the Company) and to the Holder at the Holder’s address set forth below (if notice is to the Holder), or to such other person or such other address as any such party may designate by like notice to the other party, and shall be deemed given as of the date and time received.

(i) Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be considered an original, and all of which together shall constitute one and the same instrument.

(j) Subject to Plan. The issuance of the Option shall be subject to the terms and conditions of the Plan. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern.

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as set forth above.

TIB FINANCIAL CORP.

By:____________________________________

HOLDER

_______________________________________

_______________________________________
[PRINT NAME]

EXHIBIT A TO RESTRICTED STOCK AGREEMENT

The Restricted Shares shall vest and the restrictions shall lapse on ____________, 200___ (which date may not be earlier than one year from the date of the Agreement